UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously reported, VIVUS, Inc., or the Company, had submitted to the Committee for Medicinal Products for Human Use, or CHMP, of the European Medicines Agency, or EMA, a request for scientific advice regarding use of a pre-specified interim analysis from the AQCLAIM cardiovascular outcomes trial, or AQCLAIM/OB-401, to support the resubmission of the marketing authorization application, or MAA, for approval in Europe of Qsiva™ for obesity under the centralized procedure.  On December 20, 2013, CHMP provided feedback to the Company regarding AQCLAIM/OB-401.  The Company views the CHMP feedback as generally positive and continues to review the feedback with its US- and EU-based Clinical and Regulatory advisors to gain alignment regarding the pathway forward for AQCLAIM/OB-401 and for the resubmission of the MAA.

Certain statements in this Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, the Company’s assessment of the EMA’s scientific advice relating to our CVOT and the resubmission of the MAA, the timing of the resubmission of the MAA, if any, the results of the CVOT, regulatory agency interpretation of and agreement with the data from the CVOT, and risks related to the failure to obtain or maintain regulatory authority clearances or approvals.  VIVUS does not undertake an obligation to update or revise any forward-looking statements.  Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013 and by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Vice President, Business Development and General Counsel

Date:  December 27, 2013